REGENCY CENTERS CORPORATION
                         2005 DEFERRED COMPENSATION PLAN



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                                TABLE OF CONTENTS

                                                                            Page


1.    Purpose.................................................................1

2.    Definitions.............................................................1

3.    Administration..........................................................5

4.    Effective Date; Amendment; and Term of Plan.............................6

5.    Eligibility.............................................................7

6.    Elective Deferrals......................................................7

7.    Company Contributions..................................................11

8.    Stock Option Gain Deferral.............................................12

9.    Non-Transferability of Accounts........................................12

10.   Amendment, Suspension and Termination..................................13

11.   Miscellaneous..........................................................13




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                        REGENCY CENTERS CORPORATION 2005
                           DEFERRED COMPENSATION PLAN

        1. Purpose. The Regency Centers Corporation 2005 Deferred Compensation Plan is intended to promote the interests of the Company and its shareholders by encouraging directors and a select group of management and highly compensated employees of the Company and Affiliates to remain in the employ of the Company by providing them with a means by which they may request to defer receipt of a portion of their compensation.

        2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

                2.1. "Account" means the bookkeeping account established for each Participant pursuant to Section 6.3 of the Plan.

                2.2. "Affiliate" means any company (including a limited liability company) or partnership controlled by the Company as determined in the sole discretion of the Committee.

                2.3. "Board" means the Board of Directors of the Company, as constituted from time to time.

                2.4.    "Cause" means

                        (a) the willful and substantial failure or refusal of the Participant to perform duties assigned to the Participant (unless the Participant shall be ill or disabled) under circumstances where the Employee would not have Good Reason to terminate employment, which failure or refusal is not remedied by the Participant within thirty (30) days after written notice of such failure or refusal (for purposes of clarity, the Participant's poor performance shall not constitute willful and substantial failure or refusal to perform duties assigned to the Participant, but the failure to report to work shall);

                        (b) a material breach of the Participant's fiduciary duties to any Regency Entity (such as obtaining secret profits from the Regency Entity) or a violation by the Participant in the course of performing the Participant's duties to any Regency Entity of any law, rule or regulation (other than traffic violations or other minor offenses) where such violation has resulted or is likely to result in material harm to any Regency Entity, and in either case where such breach or violation constituted an act or omission performed or made willfully, in bad faith and without a reasonable belief that such act or omission was within the scope of the Participant's employment hereunder; or

                        (c) the Participant's engaging in illegal conduct (other than traffic violations or other minor offenses) which results in a conviction (or a nolo contendere plea thereto) which is not subject to further appeal and which is injurious to the business or public image of any Regency Entity.

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                2.5.    "Change of Control" shall mean the occurrence of any one
or more of the following events occurring after December 31, 2004:

                        (a) an acquisition, in any one transaction or series of transactions, after which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more (or an acquisition of an additional 5% or more if such individual, entity or group already has beneficial ownership of 25% or more) of either the then outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company, but excluding, for this purpose, any such acquisition (i) from the Company, (ii) by the Company or any employee benefit plan (or related trust) of the Company or (iii) by any corporation with respect to which, following such acquisition, all of the then outstanding shares of common stock and voting securities of such corporation are then beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the Company immediately prior to such acquisition;

                        (b) 50% or more of the members of the Board (i) are not Continuing Directors, or (ii) whether or not they are Continuing Directors, are nominated by or elected by the same beneficial owner or are elected or appointed in connection with an acquisition by the Company (whether through purchase, merger or otherwise) of all or substantially all of the operating assets or capital stock of another entity; or

                        (c) the (i) consummation of a reorganization, merger, share exchange, consolidation or similar transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and voting securities of the corporation resulting from such reorganization, merger or consolidation, (ii) consummation of the sale or other disposition of all or substantially all of the assets of the Company or
(iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

More than one Change of Control may occur during the term of this Plan. Notwithstanding the foregoing, a Change of Control shall not occur to the extent that it is not described in or under Code Section 409A(a)(2)(A)(v).

                2.6. "Code" means the Internal Revenue Code of 1986, as amended.

                2.7. "Committee" means the Compensation Committee of the Board.

                2.8. "Company" means Regency Centers Corporation, or any successors or assigns thereof.

                2.9. "Consideration Shares" means shares of Company common stock that have been held by the Participant for at least 6 months, which shares are used to exercise an Option, the Stock Option Gain Shares of which are deferred pursuant to Section 8.


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                2.10.   "Continuing Director" means any member of the Board who
was a member of the Board on January 1, 2005, and any successor of a Continuing Director who is recommended to succeed a Continuing Director (or whose election or nomination for election is approved) by at least a majority of the Continuing Directors then on the Board; and

                2.11. "Deferral Agreement" means an agreement to defer compensation pursuant to this Plan. The Deferral Agreement shall be on a form prescribed by the Committee, shall specify Distribution Options and shall include any amendments, attachments or appendices as the Committee shall prescribe.

                2.12. "Distribution Option(s)" means, with respect to a Participant's Account (or subaccounts) under the Plan, the election by the Participant of (a) the event triggering the commencement of distribution, and
(b) the form of payment. Distribution Option elections are made on election forms provided by the Company.

                2.13.   "Director" means a member of the Board.

                2.14. "Disability" exists, and a person shall be treated as "Disabled" where a person either (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period for not less than 12 months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer. It is intended that "Disability" and "Disabled" have the same meaning in this Plan as in Section 409A of the Code. "Disability" and "Disabled" shall have correlative meanings.

                2.15. "Employee" means a common law employee of the Company or an Affiliate.

                2.16. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                2.17. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                2.18. "Good Reason" means in the case of a Participant who is an Employee (unless consented to in writing by the Participant):

                        (a) a material diminution or adverse change in the nature of the Participant's title, position, reporting relationships, authority, duties or responsibilities (including as a type of diminution, the Participant's occupation of the same title and/or position, but with a privately-held company);

                        (b) a diminution that is more than de minimis in either the Participant's annual base salary or total compensation opportunity (which, for this purpose, means the aggregate of the annual base salary, annual bonus and long-term incentive compensation that the Participant has an opportunity to earn pursuant to awards made in any one calendar year) or in the


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formula used to determine the Participant's annual bonus or long-term incentive compensation, or a material diminution in the Participant's overall employee and fringe benefits (it being understood by the parties that if the Participant has the same total compensation opportunity or compensation formula, but the compensation actually received by the Participant is diminished due to the Company's or the Participant's performance, such diminution shall not constitute Good Reason);

                        (c) the Participant's principal place of business is relocated to a location that is both more than 50 miles from its current location and further from the Participant's residence than the location of the Participant's principal place of business prior to the relocation;

                        (d) the occurrence of any event or circumstance constituting "Good Reason", as defined in any Change of Control Agreement between the Participant and the Company;

                        (e) if the Participant is also a director of the Company, the failure of the Participant to be re-elected to the Board, or if the Company becomes a subsidiary of a publicly-traded company, to be elected to the board of directors of such publicly-traded company; or

                        (f) if, and only if, the Participant has been employed on a full-time basis for at least one full calendar year, both of the following conditions are met: (A) the Participant travels at least 50 days during a calendar year, and (B) the total number of days the Participant travels in such calendar year exceeds by 25 days or more the average number of days the Participant traveled per year on Company business during the two calendar years immediately preceding such calendar year or, if the Participant has not been employed on a full-time basis for two full calendar years, during the one calendar year immediately preceding such calendar year.

For purposes of subsection 2.19(f) above, any day in which the Participant is required to stay overnight shall constitute a day of travel.

No event described above shall constitute Good Reason unless the Participant has given written notice to the Company specifying the event relied upon for such termination within six months after the Participant becomes aware, or reasonably should have become aware, of the occurrence of such event and, if the event can be remedied, the Company has not remedied such within 30 days of receipt of the notice.

                2.19. "Option" means a nonqualified stock option to purchase shares of Company common stock.

                2.20. "Participant" means any individual who has been designated as eligible to participate hereunder pursuant to Section 5.

                2.21. "Participating Company" means the Company and any Affiliate the Board designates for participation in the Plan in accordance with
Section 3.4.


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                2.22.   "Plan" means the Regency Centers Corporation 2005
Deferred Compensation Plan, as set forth herein and as may be amended from time to time (together with any rules and procedures promulgated by the Committee with respect thereto).

                2.23.   "Regency Entity" means the Company or any Affiliate.

                2.24. "Retirement" means Termination of Employment by a Participant at or after attaining an age and a number of years of service necessary to become eligible for normal retirement benefits under the Company's qualified retirement plan, or any other Termination of Employment the Committee determines constitutes Retirement for purposes of this Plan.

                2.25. "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as promulgated by the Securities and Exchange Commission or its successors, as amended and in effect from time to time.

                2.26. "Share Program" means the investment of deferred amounts in phantom Company common stock as described in Section 6.4(b).

                2.27. "Stock Option Gain Shares" means the shares of Company common stock determined pursuant to Section 8.5 that result from the exercise of an Option and that may be deferred pursuant to Section 8.

                2.28. "Termination of Employment" and similar terms mean (a) for an employee completely ceasing, voluntarily or involuntarily, to be employed by the Company and all Affiliates, and (b) for a Director, ceasing to serve as such for the Company and all Affiliates. The Committee may in its discretion determine whether any leave of absence constitutes a Termination of Employment within the meaning of the Plan. In no event shall Termination of Employment be deemed to occur any earlier than the occurrence of a "separation from service" within the meaning of Code Section 409A(a)(2).

                2.29. "Trustee" means, if applicable, the trustee or trustees of a trust established by the Company to assist in meeting its obligations hereunder.

                2.30. "Unforeseeable Emergency" means severe financial hardship resulting from: (a) illness or accident of the Participant, the Participant's spouse or the Participant's dependent(s) (as defined in Code
Section 152(a)), (b) a loss of the Participant's property due to casualty or (c) any other similar extraordinary and unforseeable circumstancesarising as a result of events beyond the control of the Participant, as determined by that the Committee, in its sole discretion.

                2.31. "Valuation Date" means the last business day of each calendar month or such other day as the Committee shall determine.

        3.      Administration.

                3.1. The Committee. The Plan shall be administered by the Committee.


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                3.2.    Plan Administration and Plan Rules. The Committee is
authorized to construe and interpret the Plan and to promulgate, amend, and rescind rules and procedures relating to the implementation, administration, and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration, and maintenance of the Plan. If at any time the Committee is not composed solely of two or more "Non-Employee Directors" within the meaning of Rule 16b-3, then all determinations affecting participation by persons subject to Section 16 of the Exchange Act shall be made by the Board. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan under such conditions and limitations as it may prescribe. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, implementation, or maintenance of the Plan shall be final, conclusive, and binding upon all Participants and any person(s) claiming under or through any Participants.

                3.3. Compensation Subject to Employee Deferral. The Committee, in its sole discretion and upon such terms as it may prescribe, may designate all or a portion of annual base salary, bonus, or incentive compensation as subject to a deferral under Section 6.1(b).

                3.4. Participating Affiliates. The Committee, in its sole discretion and upon such terms as it may prescribe, may designate any Affiliate to be a Participating Company and at any time may rescind such designation; provided, however, that no such rescission shall adversely affect the rights of any Participant to benefits under an existing Account without the written consent of such Participant.

                3.5. Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any Directors and Officers liability insurance coverage which may be in effect from time to time.

        4. Effective Date; Term of Plan. The Plan shall be first made effective January 1, 2005. The Plan shall continue in effect until terminated by the Board. Benefits relating to Accounts in existence on the date of termination of the Plan shall continue in effect pursuant to the terms hereunder, however, no further deferrals shall be made after such date.


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        5.      Eligibility. All Directors shall be eligible under the Plan and key executive employees or classes of key executive employees selected by the Committee who comprise a select group of management or highly compensated employees shall be eligible under the Plan.

        6.      Elective Deferrals.

                6.1.    Deferral Elections.

                        (a) Subject to Section 6.1(h), each Director Participant may elect to defer all or a portion of his or her fees or other compensation for services as a Director and Stock Option Gain Shares. Such election shall be made on a Deferral Agreement. Director Participants shall also select Distribution Options on election forms provided by the Company.

                        (b) Subject to Section 6.1(h), each Employee Participant may elect to defer all or a portion of any annual base salary, bonus, or incentive compensation payable in cash or Company common stock designated by the Committee as eligible for a deferral, which would otherwise be paid to the Participant and Stock Option Gain Shares. Such election shall be made on a Deferral Agreement. Employee Participants shall also select Distribution Options on election forms provided by the Company.

                        (c) Except as otherwise provided in this Section 6.1(c), elections to defer director fees and other director compensation and elections to defer annual base salary must be made no later than the December 31st immediately preceding the beginning of the calendar year in which the services are provided for which such amounts would be paid absent a deferral election or, if earlier, such dates as the Committee may prescribe from time to time. Notwithstanding the foregoing deferral election deadlines, when an individual first becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer director fees and other director compensation or annual base salary for services to be performed subsequent to such election within 30 days after the individual becomes eligible.

                        (d) Elections to defer bonuses or incentive compensation shall be made according to rules and procedures established by the Committee and designed to comply with the advance election provisions of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan, no election shall be effective to the extent it would permit a Participant contribution or distribution to be made that is not in compliance with Section 409A of the Code. To the extent such election related to Participant contributions that complied with such statute and the regulations thereunder, that portion of the election shall remain valid, except as otherwise provided under this Plan.

                        (e) Deferral Agreements shall be in writing and properly completed upon a form approved by the Committee, which shall be the sole judge of the proper completion thereof. Such agreement shall specify the amount or amounts to be deferred, the Distribution Options, and may include such other provisions as the Committee deems appropriate.

                        (f) Participants shall select Distribution Options for each deferral made under the Plan and such Distribution Options shall apply separately to each deferral unless provided otherwise in the election form.


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                        (g)     Deferral elections and Distribution Options
selected by a Participant pursuant to a Deferral Agreement shall automatically remain in effect for calendar years following the year in which the elections are first made unless the Participant terminates such Deferral Agreement or executes a new Deferral Agreement, in either case, in accordance with the terms of the Plan. Participants may terminate a Deferral Agreement by providing written notice to the Committee prior to December 31 of any calendar year, in which case the Deferral Agreement shall not be effective for amounts earned in subsequent calendar years.

                        (h) A Participant's deferral election for base salary shall not be effective unless, when combined with all other deferrals of base salary made by the Participant for the same calendar year, it would result in the deferral of at least $25,000. A Participant's deferral election for bonus and/or incentive compensation shall not be effective unless, when combined with all other deferrals of bonus and/or incentive compensation made by the Participant for the same calendar year, it would result in the deferral of at least $25,000. A Participant's deferral election for Stock Option Gain Shares shall not be effective unless, when combined with all other deferrals of Stock Option Gain Shares made by the Participant for the same calendar year, it would result in the deferral of at least $25,000. In determining whether a Participant's deferrals of Stock Option Gain Shares results in the required $25,000 or greater minimum deferral, any Stock Option Gain Shares shall be valued on the date that the deferred amounts would have otherwise been paid to the Participant (based on the closing price for that day).

                6.2.    Non Revocable. Except as otherwise expressly provided in
Section 6.1(g), an election to defer an amount under the plan shall not be revocable.

                6.3. Accounts. Separate Accounts shall be maintained for each Participant. Each Account may be comprised on one or more subaccounts as necessary to reflect different deferral, investment and Distribution Option elections.

                6.4.    Investment Earnings.

                        (a) Subject to Section 6.4(b), each month, the balance of each Participant's Account shall be credited with investment gains and losses determined by assuming that the Account was invested in such investments and in such percentages specified by the Participant based upon such investment vehicles and in accordance with such procedures as specified by the Committee. Such a choice is nominal in nature, and grants Participants no real or beneficial interest in any specific fund or property. Provision of a choice among hypothetical investment options grants the Participant no ability to affect the actual aggregate investments the Company may or may not make to cover its obligations under the Plan. Any adjustments the Company may make in its actual investments for the Plan may only be instigated by the Company, and may or may not bear a resemblance to the Participants' hypothetical investment choices on an account-by-account basis. The timing, allowance and frequency of hypothetical investment choices, and a Participant's ability to change how his or her Deferral Account is credited, is within the sole discretion of the Committee. Notwithstanding the above, the Committee has the discretion to reject a Participant's request of a particular investment and to select an alternative investment of its choosing. Each affected Participant shall be given notice of any such Committee action.


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                        (b)     Any amounts deferred by a Participant to the
Share Program shall be deemed to have been invested in shares of phantom Company common stock on the date that the deferred amounts would have been paid to the participant (based on the closing price for that day). Such credited amount shall be reflected in one or more subaccounts in the Participant's Account. This subaccount shall only be a bookkeeping entry and no actual shares shall be held in the subaccount. If dividends are declared on Company common stock, the Participant's Account shall be credited as of the dividend payment date with an amount equal to the cash dividends the Participant would have received were he or she a shareholder with respect to the phantom shares of Company common stock in the subaccount as of the related dividend record date. Deferred amounts (including credits for phantom dividends on phantom shares in the Share Program) may be transferred into or out of the Share Program from or to other investments in the Participant's Account; provided that no Stock Option Gain Shares (including credits for phantom dividends on phantom Stock Option Gain Shares in the Share Program) may be transferred into or out of the Share Program from or to other investments in the Participant's Account. For avoidance of doubt, no Stock Option Gain Shares deferred under the Plan (including credits for phantom dividends on phantom Stock Option Gain Shares in the Share Program) may be diversifeid hereunder into any other other investments. The Committee shall credit the subaccount of a Participant in the Share Program on a dividend payment date with additional shares of phantom stock in lieu of crediting the Participant's Account with phantom dividends, with the number of shares so credited (including fractional shares) computed by dividing the aggregate of such phantom dividends by the closing price of Company common stock on such dividend payment date. Amounts deferred under the Share Program may be distributed only in the form of shares of Company common stock. A Participant shall be entitled (upon distribution) to one share of Company common stock for each phantom share of Company common stock in the Participant's subaccount, with fractional shares paid in cash.

                        (c) A Participant who is subject to Section 16 of the Exchange Act may make transfers of existing balances into or out of the Share Program, as described above, if the transfer is effected pursuant to an election made at least 6 months after the date of the Participant's most recent opposite-way election making a transfer of existing Account balances out of or into the Share Program or existing account balances out of or into a Company stock fund under any other Company plan, or more frequently as permitted by the Committee.

                        (d) In the event of any stock dividends, stock splits, reverse stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distribution to stockholders, other than regular cash dividends, or any other event for which the Company believes an adjustment is appropriate, appropriate adjustments shall be made to that portion of the Participant's Account deemed invested in the Share Program to prevent dilution or unintended enlargement of benefits hereunder.

                        (e) Deferred cash amounts arising from deferrals of base pay, bonus and incentive amounts shall be credited to a Participant's Account as soon as practicable after such amount would otherwise have been paid.

                6.5. Vesting. Except (a) as otherwise provided in Section 7.2 or (b) for any vesting conditions imposed upon, or with respect to, any Company common stock deferred under this Plan (which vesting conditions the deferred


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stock or any resulting Plan account balance shall remain subject to), a
Participant shall be 100% vested in his Account.

                6.6.    Payment.

                        (a) Subject to earlier distribution pursuant to Sections 6.7 and 6.9, distribution of a Participant's vested Account shall be made pursuant to the Distribution Option(s) selected by the Participant.

                        (b) Subject to Section 6.7, distribution will be in one of the following forms, as elected by the Participant pursuant to Section 6.1:

                                (i)     a lump sum; or

                                (ii)    annual installments over a period of
between 2 and 10 years (as elected by the Participant), with each installment equal to the balance in the Participant's Account (or portion thereof subject to the election) as of the Valuation Date immediately preceding the installment date, divided by the number of remaining installments (including the installment being determined).

                        (c) If a Participant has elected to receive (or begin receiving) distribution of all or part of his or her Account on a specific date, distribution of amounts subject to such election shall be made (or commence) on such date, with annual installments, if applicable, being made on subsequent anniversaries thereof. If a Participant has elected to receive (or begin receiving) distribution of all or part of his or her Account upon Termination of Employment or if distribution is made because of an event described in Section 6.7 or 6.9, distribution of amounts subject to such election or event, as the case may be, shall be made as soon as practicable thereafter, but in no event more than 30 days after the date of such Termination of Employment or event.

                        (d) Notwithstanding any other Plan provision, no payment to a "specified employee" (as defined in Section 409A of the Code) based upon Termination of Employment shall commence earlier than six (6) months after the date of such individual's Termination of Employment (except in the case of a termination by death). The commencement of a validly elected payment should be delayed to the day that is at least six (6) months after such separation.

                6.7. Death or Disability. All amounts in a Participant's Account shall be distributed in a lump sum within 30 days following a Participant's Disability (other than any unvested Company contributions made pursuant to Section 7 or any unvested Company common stock deferrals) or death.

                6.8. Revised Election. A Participant may make a request to the Committee to revise the Distribution Options previously selected to defer a scheduled distribution of the Participant's account for five (5) additional calendar years beyond that previously elected. Unless otherwise provided by the Committee, the election to defer the distribution must be made before the last business day of the December that is at least one year before the scheduled distribution. Notwithstanding anything to the contrary in this Plan, (1) an election to defer the distribution of an Account balance must be made at least


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12 months prior to the date of the first scheduled payment under the prior distribution election and (2) the election shall not take effect until at least 12 months after the date on which the election is made. A deferral request under this Section 6.8 shall not result in a forfeiture of the Participant's or former Participant's Account.

                6.9. Unforeseeable Emergency. If a Participant suffers an Unforeseeable Emergency, the Committee, in its sole discretion, may pay to the Participant that portion of his or her vested Account which the Committee determines is necessary to satisfy the emergency need, including any amount(s) necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. In determining the maximum amount distributable under this Section 6.9, the Committee shall take into account the extent to which the such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). A Participant requesting an emergency payment shall apply for the payment in writing on a form approved by the Committee and shall provide such additional information as the Committee may require.

        7.      Company Contributions.

                7.1. Company Discretionary Matching Contributions and Company Discretionary Contributions. The Company may, but shall not be required to, make, from time to time as it shall determine, matching and/or other discretionary Company contributions to all or some Participants' Accounts. Whether or not such contributions are made, and, if made, the terms and conditions of such contributions, shall be determined in the sole discretion of the Board (or the Committee if delegated the authority to make such determinations).

                7.2. Vesting of Company Contributions. Unless otherwise determined by the Committee, a Participant shall be vested in the same percentage of the Company discretionary matching contributions and Company discretionary contributions as he or she is vested (or would be vested if a participant) in Company contributions under the Regency Centers 401(k) Profit Sharing Plan as may be amended from time to time, or any successor plan; provided, however, that, unless otherwise determined by the Committee prior to the occurrence of such event, Participants shall become 100% vested in all Company discretionary matching contributions and Company discretionary contributions upon the Company's Insolvency (as determined by the Committee and only if such vesting would not subject a Participant to taxation, interest and penalties under and by reason of Code Section 409A(b)(2)), the Participant's death or a Change of Control, but only if the Company terminates the Participant's employment without Cause or the Participant terminates the Participant's employment for Good Reason, in each case within two years following a Change of Control. In its discretion, the Committee may provide for accelerated vesting of any unvested Company discretionary matching contributions and/or Company discretionary contributions upon the Disability or Retirement of a Participant, provided that in the absence of any express Committee provision of accellerated vesting in the event of Disability or Retirement of a Participant, no accellerated vesting shall occur upon those events notwithstanding anything else herein or in the Regency Centers 401K Profit Sharing Plan. Any such acceleration need not be uniform among all Participants. Anything herein to the contrary notwithstanding, a Participant shall forfeit all vested and unvested Company discretionary matching contributions and Company


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

discretionary contributions if the Participant's employment is terminated for Cause.

        8.      Stock Option Gain Deferral.

                8.1. In General. Subject to provisions of this Section 8, Participants may elect to defer receipt of the gain related to the exercise of an Option by properly filing a Deferral Agreement (in the form and manner prescribed by the Committee for deferral of Stock Option Gain Shares) with the Committee.

                8.2. Timing of Filing Stock Option Gain Share Deferral Election. A Stock Option Gain Share Deferral Agreement must be filed at least six months prior to the date the Option is exercised or, if earlier, such dates as the Committee may prescribe from time to time. If an Option with respect to which a Deferral Agreement has been filed is exercised prior to the expiration of such six month period, the Deferral Agreement shall not be effective.

                8.3. Contents of Stock Option Gain Share Deferral Agreement. Each Stock Option Gain share Deferral Agreement shall set forth, as applicable, such information as is required generally for Deferral Agreements pursuant to
Section 6.1 hereof, and any other information determined to be appropriate by the Committee. A Participant may elect to defer gain in increments of 25%, 50%, 75% or 100% of the total number of Stock Option Gain Shares resulting from exercise of the Option.

                8.4. Manner of Exercising Options. A Participant who desires to exercise an Option and to defer current receipt and distribution of the related Stock Option Gain Shares must exercise the Option by tendering Consideration Shares to satisfy the exercise price or, if permitted by the Committee, by attesting to ownership of a number of Consideration Shares necessary to effectuate the exercise contemplated hereunder, in addition to any other terms and conditions in the Option award agreement and related plan, including the procedures and requirements relating to the exercise of an Option exercise.

                8.5. Determination of Stock Option Gain Shares. Upon exercise of an Option, the number of Stock Option Gain Shares that will be deferred pursuant to a Participant's Deferral Agreement shall be equal to the excess of the number of shares of Company common stock with respect to which the Option is being exercised, over the number of Consideration Shares needed to satisfy the exercise price (and any tax withholding) that must be paid to purchase such shares pursuant to the Option (as determined by the Committee, subject to the terms and conditions of the Option award agreement and related plan). Any fractional Stock Option Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number. The total number of Stock Option Gain Shares that is deferred shall be based upon the percentage of such Stock Option Gain Shares that the Participant has elected to defer pursuant to Subsection 8.3.

                8.6. Investment of Deferred Stock Option Gain Shares. Any Stock Option Gain Shares deferred by a Participant pursuant to this Section 8 shall be credited to the Share Program described in Section 6.4(b).


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

        9. Non-Transferability of Accounts. No Account under the Plan, and no rights or interests herein or therein, including any right to the payment of benefits under the Plan, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary of any Participant, except by testamentary disposition by the Participant or the laws of descent and distribution. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

        10. Amendment, Suspension and Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time. No such amendment, suspension or termination shall materially adversely affect the rights of any Participant to benefits under an existing Account, without the consent of such Participant. Plan amendments adopted pursuant to this section shall govern all Deferral Agreements and Distribution Options and all Accounts uniformly except to the extent otherwise specifically provided by such amendment. Action by the Company may be taken by the Board or the Committee. There shall be no time limit on the duration of the Plan. This Section shall not restrict the right of the Board to cause all Accounts to be distributed in the event of Plan termination, provided all Participants and beneficiaries are treated in a uniform and nondiscriminatory manner.

        11.     Miscellaneous.

                11.1. Tax Withholding. The Company has the right to deduct from any payment, settlement, or deferral under the Plan or any payment made outside of the Plan, payments of any federal, state, local, or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule, or regulation.

                11.2. No Rights to Employment. Neither the adoption of the Plan nor the designation as a Participant shall confer upon any Employee of the Company or any Affiliate any right to continued employment with the Company or any Affiliate, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Affiliate to terminate the employment of any Employee at any time for any reason. Neither the adoption of the Plan nor the designation of a Participant shall confer upon any Director the right to continue as such.

                11.3. No Rights as Shareholder. Participants shall have no rights as a shareholder pertaining to phantom Company common stock credited to their Accounts under the Share Program.

                11.4. Code Section 409. Notwithstanding anything herein or elsewhere to the contrary, the terms, provisions and conditions of this Plan shall be construed, interpreted and/or restricted in such a manner which will permit all deferrals hereunder to meet the requirements of, and for the Plan to be operated in accordance with, Code Section 409A and not be subject to the gross income, interest and additional tax provisions of Section 409A.


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

                11.5.   Unfunded Plan.

                        (a) The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Accounts. Any liability of the Company to any person with respect to any Account shall be based solely upon the contractual obligations that may be created as a result of the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Affiliate. Nothing contained in the Plan shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Affiliate and/or any such Participant, any beneficiary thereof, or any other person.

                        (b) The Company may elect to establish, and may fund, a trust which conforms substantially with the terms of the Internal Revenue Service model trust as described in Treasury Revenue Procedure 92-64, 1992-C C.B. 422 and any successor Revenue Procedure.

                        (c) Upon a Change of Control, the Company shall establish the trust referred to in Section 11.5(b), if not already established, and shall contribute to such trust an amount equal to the aggregate of all of the Plan's Participants' Account balances, including any unvested portions thereof, as of the date of the Change of Control.

                        (d) This Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for Directors and a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA ("a Top-Hat Plan"). In the event (a) of any change in law or interpretation thereof which the Committee determines, in its discretion, will cause the Plan to fail to qualify as a Top-Hat Plan or (b) if at any time any Employee Participant is finally determined by the Internal Revenue Service or the U.S. Department of Labor not to qualify as a member of a select group of "management or highly compensated employees" as such term is used in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee may, in its sole discretion, terminate the participation of such Participants as it deems necessary to preserve or restore the Plan's status, and may take such other action, if necessary to preserve or restore the Plan's status as a Top-Hat Plan. A final determination of the Internal Revenue Service or the U.S. Department of Labor shall be a decision rendered by the Internal Revenue Service or the U.S. Department of Labor which is no longer subject to administrative appeal within such agency.

                11.6. Designation of Beneficiary. Each Participant under the Plan may designate a beneficiary or beneficiaries (including any individual, trust, estate, partnership, association, corporation, or other entity) to receive any payment which under the terms of the Plan may become payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change, or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

                11.7. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws thereof, except to the extent preempted by ERISA. Any titles and headings herein are for reference purposes only and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

                11.8. Plan Binding on Successors. The Plan and all of the Company's liabilities hereunder shall be binding upon any successor or assign of the Company (whether by merger, consolidation, reorganization, or otherwise) or any purchaser of all or substantially all of the stock or assets of the Company. Occurrence of a merger, consolidation, reorganization, sale or other similar transaction shall not relieve the Trustee of any obligations arising hereunder or under any trust agreement entered into in connection with this Plan (including, but not limited to, any obligation to make payments to Participants or beneficiaries pursuant to the terms of this Plan).

                11.9. Dispute Resolution. Any dispute, controversy, or claim between the Company and any Participant, beneficiary, or other person arising out of or relating to the Plan shall be settled by arbitration conducted in the City of Jacksonville in accordance with the Commercial Rules of the American Arbitration Association then in force and Florida law. In any dispute or controversy or claim challenging any determination by the Committee, the arbitrator(s) shall uphold such determination in the absence of the arbitrator's finding of the presence of arbitrary or capricious action by the Committee. The arbitration decision or award shall be final and binding upon the parties. The arbitration shall be in writing and shall set forth the basis therefor. The parties hereto shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. Each party shall bear its own costs with respect to such arbitration, including reasonable attorneys' fees; provided, however, that: (a) the fees of the American Arbitration Association shall be borne equally by the parties; and
(b) if the arbitration is resolved in favor (as determined by the arbitrator(s)) of the Participant, beneficiary, or other person asserting a claim under the Plan, such person's cost of the arbitration shall be paid by the Company.

                  IN WITNESS WHEREOF, this Plan is first made effective January 1, 2005.


                                        REGENCY CENTERS CORPORATION


                                        By:   /s/ J. Christian Leavitt
                                           -------------------------------------
                                        Name:   J. Christian Leavitt
                                        Title:  Senior Vice President &
                                                Treasurer




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